Exhibit 99(a)

News Release
5 Sarnowski Drive, Glenville, New York, 12302

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE

TrustCo Declares Cash Dividend

Glenville, New York – August 18, 2015

The Board of Directors of TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today declared a quarterly cash dividend of $0.065625 per share, or $0.2625 per share on an annualized basis. The dividend will be payable October 1, 2015, to shareholders of record at the close of business on September 4, 2015. TrustCo has paid a cash dividend every year since 1904.

President and Chief Executive Officer Robert J. McCormick noted, “We are very pleased that our solid results allow us to continue to provide our shareholders with a strong cash dividend. We understand how important the TrustCo cash dividend is to our shareholders. Our cash dividend continues a tradition that extends back over 100 years.”

SNL Financial recently ranked TrustCo 12th among United States thrifts for 2014 based on an objective analysis of profitability, capital strength and asset quality. TrustCo has ranked in the top twenty on this study every year since 2005.

TrustCo Bank Corp NY is a $4.7 billion savings and loan holding company. Its subsidiary, Trustco Bank, operates 146 offices in New York, Florida, Massachusetts, New Jersey and Vermont.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.

The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2015 and for the growth of loans and deposits throughout our branch network and our ability to capitalize on economic changes in the areas in which we operate. Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement: our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014, as amended, and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.